Exhibit 5.18

[ICE MILLER Letterhead]

June 23, 2011

ClubCorp Club Operations, Inc.

3030 LBJ Freeway, Suite 600

Dallas, Texas  75234

Ladies and Gentlemen:

We have acted as special Indiana counsel to Skyline Club, Inc., an Indiana corporation (“Skyline Club”) and Knollwood Country Club, Inc., an Indiana corporation (“Knollwood Country Club”) (Skyline Club and Knollwood Country Club are referred to herein, collectively, as the “Indiana Guarantors” and, individually, an “Indiana Guarantor”), in connection with (a) the Registration Statement on Form S-4 (the “Registration Statement”) filed by ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), the Indiana Guarantors and the other registrant guarantors named therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) , relating to the issuance by the Company of up to $415,000,000 aggregate principal amount of 10% Senior Notes due 2018 (the “Exchange Notes”); and (b) the issuance by the Indiana Guarantors and the other guarantors (collectively, the “Guarantors”) of Guarantees (defined below) under Article 10 of the Indenture with respect to the Exchange Notes.  The Exchange Notes will be issued under an indenture dated as of November 30, 2010 (the “Indenture”), among the Company, the Guarantors (including the Indiana Guarantors) and Wilmington Trust FSB, as trustee (the “Trustee”).  Under Article 10 of the Indenture, the Company and the Guarantors (including the Indiana Guarantors) fully and unconditionally guaranteed (the “Guarantees”) the Exchange Notes when issued. The Company will offer the Exchange Notes and the Guarantees in exchange for up to $415,000,000 aggregate principal amount of its outstanding 10% Senior Notes due 2018 and the related guarantees.

Materials Examined

In connection with the foregoing, we have examined originals or copies of the Registration Statement and the Indenture, which Indenture has been filed with the Commission as an exhibit to the Registration Statement (collectively, the “Transaction Documents”) and any other documents we believe are necessary to render our opinions herein; including the documents listed in the attached Exhibit A, which is made a part hereof.  For the purposes of this opinion letter, the documents listed in Exhibit A are hereinafter referred to collectively as the “Authorization Documents.”

We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records of the Indiana Guarantors, certificates and other communications of public officials, certificates of officers of the Indiana Guarantors and such other documents as we have deemed necessary including, but not limited to, such information that is set forth below and on Exhibit A.

As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied upon and assumed the accuracy of such records, documents, certificates of officers of the Indiana Guarantors, and certificates and other communications of public officials.  We have made such examination of the laws of the State of Indiana as we deemed relevant for purposes of this opinion, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the State of Indiana.

Assumptions

We have relied upon and assumed the truth and accuracy of the representations, certifications and warranties made in the Transaction Documents and the Authorization Documents, and have not made any independent investigation or verification of any factual matters stated or represented therein.  Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of the Indiana Guarantors. In rendering this opinion letter to you, we have assumed with your permission:

(a)                                  The genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization (other than the authorization by the Indiana Guarantors of the Transaction Documents), execution and delivery by the parties thereto (other than the execution and delivery of the Transaction Documents by the Indiana Guarantors) of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

(b)                                 All official public records (including their proper indexing and filing) furnished to or obtained by us, electronically or otherwise, were factually accurate, complete and authentic when delivered or issued.

(c)                                  The Authorization Documents or other organizational records of the Indiana Guarantors provided to us were factually accurate, complete and authentic when delivered.

(d)                                 The Exchange Notes and the Indenture are the Company’s valid and legally binding obligations and that the Indenture and the Guarantees are the valid and legally binding obligations of the Company, the Indiana Guarantors (except to the extent set forth in our opinions below), the other Guarantors and the Trustee.

Opinions

Based on the foregoing and upon such investigation as we have deemed necessary, we are of the opinion, subject to the assumptions, qualifications, exceptions and limitations set forth herein, and based on the laws of the State, as presently written and interpreted, that:

1.                                       Each Indiana Guarantor is a corporation duly incorporated and validly existing under the laws of the State of Indiana, for which the most recent required biennial report has been filed with the Secretary of State, and no Articles of Dissolution appear as filed in the Secretary of State’s records.

2.                                       Each Indiana Guarantor has the requisite corporate power and authority under Indiana law and its Authorization Documents to (a) execute and deliver the Indenture; and (b) perform its financial obligations thereunder.

3.                                       Each Indiana Guarantor, by either Ingrid Keiser, as Secretary, or Curt McClellan, as Treasurer, (the “Authorized Officer”) of each Indiana Guarantor, has duly authorized, executed and delivered the Indenture.

4.                                       Each Indiana Guarantor, by its Authorized Officer, has duly authorized and issued the Guarantees under the Indenture.

5.                                       The execution and delivery by each Indiana Guarantor of the Indenture does not conflict with or violate (a) any provision of the Authorization Documents of each Indiana Guarantor, (b) any laws of the State presently in effect having general application to corporations organized under the laws of the State, or (c) any judgment, order, writ, injunction, or decree of any State court or Governmental Authority, as identified to us by each Indiana Guarantor, to be presently in effect and binding on each Indiana Guarantor.

Limitations and Qualifications

Our opinions as hereinabove expressed are subject to the following qualifications, limitations, assumptions and exceptions:

A.                                   Except as described in this opinion letter, we are not generally familiar with the Company, the Indiana Guarantors, the other Guarantors or their businesses, records, transactions, or activities.  Our representation of Indiana Guarantors in this Transaction is limited to review of the matters described herein and does not involve an overall knowledge of, or familiarity with the affairs, operations, obligations, the Company, the Indiana Guarantors, or the other Guarantors. We have made no search of the public records to determine the existence of any legal proceedings involving any Indiana Guarantor.  Accordingly, in rendering the opinions set forth in this opinion letter we have made no examination of, and express no opinion with respect to:  (i) the validity or enforceability of any of the Transaction Documents; (ii) the laws of any jurisdiction, other than the corporate laws of the State; (iii) securities or blue sky disclosure laws or regulations; (iii) the Securities Act or any other federal securities, antitrust or unfair competition laws and regulations; (iv) tax or racketeering laws or regulations; (v) any state (including the State) securities, antitrust or unfair competition laws and regulations; or (vi) local laws, regulations or ordinances.

B.                                     We express no opinion other than as hereinbefore expressly set forth.  No expansion of the opinions expressed herein may or should be made by implication or otherwise.

This opinion letter is furnished to you by us as special Indiana counsel to the Indiana Guarantors and may be relied upon by your counsel, Simpson Thacher & Bartlett LLP, in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ice Miller LLP

ZAW/TWS/ml

EXHIBIT A

This Exhibit A is attached to the to-be-dated opinion letter rendered by Ice Miller LLP and addressed to ClubCorp Operations, Inc. (the “Opinion Letter”).

List of Authorization Documents for Skyline Club, Inc.

1.                                       Certificate of Existence for Skyline Club issued by the Secretary of State, dated March 23, 2011 (“Certificate of Existence”);

2.                                       Certified Articles of Amendment and Restatement of the Articles of Incorporation of Skyline Club, as amended from time to time (“Articles”) as certified in the Officer’s Certificate;

3.                                       Amended and Restated Bylaws of Skyline Club, as amended from time to time (“Bylaws”), as certified in the Officer’s Certificate;

4.                                       Unanimous Written Consent in Lieu of Special Meeting of Directors of Skyline Club (“Resolutions”), which adopts and authorizes among other things, the execution and delivery by Skyline Club of the Transaction Documents, as certified in the Officer’s Certificate;

5.                                       Officer’s Certificate (“Officer’s Certificate”) signed by Ingrid Keiser, as Secretary of Skyline Club, dated November 30, 2010, certifying certain factual matters and certifying the Articles, Bylaws and Resolutions of Skyline Club to be true and complete copies as of the date of the Officer’s Certificate; and

6.                                       Officer’s Certificate signed by Ingrid Keiser, as Secretary of Skyline Club and Knollwood Country Club, dated November 30, 2010, certifying certain factual matters.

List of Authorization Documents for Knollwood Country Club, Inc.

7.                                       Certificate of Existence for Knollwood Country Club issued by the Secretary of State, dated March 23, 2011 (“Certificate of Existence”);

8.                                       Certified Articles of Amendment and Restatement of the Articles of Incorporation of Knollwood Country Club, as amended from time to time (“Articles”) as certified in the Officer’s Certificate;

9.                                       Amended and Restated Bylaws of Knollwood Country Club, as amended from time to time (“Bylaws”), as certified in the Officer’s Certificate;

10.                                 Unanimous Written Consent in Lieu of Special Meeting of Directors of Knollwood Country Club (“Resolutions”), which adopts and authorizes among other things, the execution and delivery by Knollwood Country Club of the Transaction Documents, as certified in the Officer’s Certificate;

11.                                 Officer’s Certificate (“Officer’s Certificate”) signed by Ingrid Keiser, as Secretary of Knollwood Country Club, dated November 30, 2010, certifying certain factual matters and certifying the Articles, Bylaws and Resolutions of Knollwood Country Club to be true and complete copies as of the date of the Officer’s Certificate; and

12.                                 Officer’s Certificate signed by Ingrid Keiser, as Secretary of Knollwood Country Club and Skyline Club, dated November 30, 2010, certifying certain factual matters.

13.                                 Officer’s Certificate of the Guarantors Listed on Schedule I attached thereto signed by Ingrid Keiser, as Secretary of each of such listed Guarantors, dated of even date as the Opinion Letter, certifying certain factual matters.

14.                                 Officer’s Certificate of the Indiana Guarantors signed by Ingrid Keiser, as Secretary of each of the Indiana Guarantors, dated of even date as the Opinion Letter, certifying certain factual matters.

Exhibit A-2